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                                                                    EXHIBIT 10.7
                               FIRST AMENDMENT TO
                           GENERAL SIGNAL CORPORATION
                           DEFERRED COMPENSATION PLAN



   The General Signal Corporation Deferred Compensation Plan (the "Plan") is hereby amended effective as of November 19, 1997, as follows:

          1. Article II of the Plan is hereby amended by adding the following definitions after Section 2.5, and renumbering the definitions the remaining definition in Article II accordingly:

     2.5  "Change of Control" means:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
     (c); or

          (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the
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     Company or the acquisition of assets of another entity (a "Corporate
     Transaction"), in each case, unless, following such Corporate Transaction,
     (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially own, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2.7 "Change of Control Price" means the higher of (a) the highest reported sales price, regular way, of a share of Company Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (b) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Company Stock paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board of Directors.

     2. Article VI of the Plan is hereby amended by adding the following Section
6.3 after Section 6.2, and renumbering Section 6.3 to "6.4":

          6.3 In the event of a Change of Control of the Company, an Employee may elect, prior to the effective date of such Change of Control, to convert up to 100% of the Phantom Stock Units in such Employee's Savings Account and Deferred Account into a Fixed

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Income Balance. In the event an Employee makes such an election, the number of
Phantom Stock Units in such Employee's Savings Account and Deferred Account shall be reduced in accordance with such Employee's election, and an Employee's Fixed Income Balance shall be an amount equal to the product of the number of Phantom Stock Units so converted and the Change in Control Price. Thereafter, the Fixed Income Balance shall be adjusted at the end of each calendar quarter in the same manner as if such balance had been invested in the Fixed Income Fund under the Savings Plan. Notwithstanding anything contained herein to the contrary, an Employee shall not have the rights granted under this Section 6.3, and the definitions of "Change of Control" and "Change of Control Price" contained in Sections 2.6 and 2.7 hereof shall not be effective, if, and to the extent that, as a result of giving effect to any such provision, the Company would be prevented from engaging in a transaction intended to be treated as a pooling of interests for accounting purposes.


   The Plan is in all other respects ratified and confirmed without amendment.

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